Exhibit 5.1
                               -----------

File No.:  3151



December 13, 2002


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.
20009

Attention:  To whom it may concern

Dear Sirs:

RE:  HEMPTOWN CLOTHING INC. (THE "COMPANY")
     REGISTRATION STATEMENT ON FORM SB-2
     LEGAL OPINION

1.   Scope of Review
     ---------------

1.1 This opinion is furnished to you in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form SB-2, under the Securities Act of 1933, as amended, relating to the offer and sale of 5,801,530 shares of common stock, 967,000 shares of common stock underlying stock options to be sold by the holders of the stock options and 2,300,000 shares of common stock underlying warrants to be sold by the holders of the warrants.

1.2 For the purposes of giving this opinion we have examined and reviewed the following;

     (a) the subscription agreements for common shares in the capital of the Company;

     (b) the directors' resolutions accepting the subscriptions and authorizing the issuance of shares to the subscribers;

     (c)  the register of shareholders in the Company's minute book;

     (d)  the share certificates issued by the Company; and

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     (e)  the representation letter with respect to the relationship between each subscriber and the Company.

     (collectively, the "Documents").

1.3 We have acted as counsel for the Company in connection with the preparation and filing by the Company of the Registration Statement.

2.   Definitions
     -----------

2.1 "SUBSCRIBERS" - means those individuals who have purchased securities of the Company.

2.2 "SUBSCRIPTION AGREEMENTS" - means the contracts entered into by each subscriber for securities of the Company.

3.   Legal System
     ------------

3.1 The scope of our review is restricted to and this opinion is rendered solely with respect to the laws of the Province of British Columbia and the federal laws of Canada having application therein as of the date hereof.

4.   Reliance and Assumptions
     ------------------------

4.1 In the examination and consideration of the documents required to deliver this opinion, we have assumed the genuineness of all signatures thereto, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as photostated, telecopied or certified copies.

4.2 We have relied upon the material representations and warranties of the Subscribers for the Company's securities set forth in their respective Subscription Agreements and we have assumed that the Subscribers are purchasing securities for the purchase price set forth in the Subscription Agreements. We have further assumed that such Subscribers are resident in their respective jurisdictions shown as the address of the respective Subscribers in their respective Subscription Agreements.

4.3 We have relied upon the Subscription Agreements and the Subscribers' and the Company's representations that the Subscribers are eligible investors and that the method and order of subscription was such as to constitute an exemption from prospectus requirements in British Columbia.

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5.   Opinion
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Based upon the foregoing, and subject to the qualifications hereinafter set forth, we are of the opinion that:

5.1 The Company has an authorized capital of 100,000,000 shares without par value.

5.2 Currently, there are 11,634,535 shares of the capital stock of the Company issued and outstanding.

5.3 The issued and outstanding shares of the Company have been duly and validly issued and are fully paid and non-assessable.

5.4 The issued and outstanding shares of the Company have not been registered under the Securities Act of 1933.

5.5 Registration of the issued and outstanding shares was not necessary at the time of issuance as the Company's shares were issued under exemptions from prospectus requirements in British Columbia.

5.6 The shares issued by the Company may not be traded in British Columbia except as permitted by the Securities Act (British
     Columbia) and regulations made thereunder.

5.7 The shares issued by the Company are not registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and may not be acquired by or purchased by, or on behalf of, any U.S. person unless registered under the U.S. Securities Act or pursuant to an applicable exemption from registration under the U.S. Securities Act.

6.   Qualifications
     --------------

The opinions expressed herein are subject to the following qualifications:

6.1 We have assumed that all cheques, bank drafts and other methods of payment delivered in consideration for the securities in the capital stock of the Company have been honoured upon presentation or have otherwise resulted in the receipt by the Company of the funds represented by such cheques, bank drafts or other methods of payment;

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6.2  No opinion is expressed as to any other facts other than the number and validity of the issuance of shares in the capital stock of the Company and the registration of those shares.

6.3 No opinion is expressed as to the validity of issuance or transferability of the shares of the Company issued to persons other than British Columbia residents.

6.4 No opinion is expressed as to any laws, or matters governed by any laws, other than the laws of the Province of British Columbia.

7.   Reliance Limitation
     -------------------

7.1 This opinion is given solely for the benefit of the named recipient hereof, relates exclusively to the transaction outlined above and may not be used, relied upon or distributed to any other person or used in connection with any other transaction without our express prior written consent.

8.   Consent
     -------

8.1 We hereby consent to be named in the Registration Statement as lawyers under the caption "Legal Matters."

Yours truly,

"DEVLIN JENSEN"
DEVLIN JENSEN